Exhibit 99.1

Opus Genetics Appoints Rob Gagnon as Chief Financial Officer

RESEARCH TRIANGLE PARK, N.C., Sept. 02, 2025 -- Opus Genetics, Inc. (Nasdaq: IRD), a clinical-stage biopharmaceutical company developing gene therapies for inherited retinal diseases (IRDs) and small molecule therapies for other ophthalmic disorders, today announced the appointment of Rob Gagnon, CPA, MBA, as Chief Financial Officer.

Mr. Gagnon is an accomplished biotech executive with more than two decades of financial and operational leadership experience in both public and private companies. He has raised over $2 billion in capital, executed multiple strategic transactions, and held senior roles guiding companies through IPOs, late-stage clinical development, commercial launches, and M&A.

“Rob’s extensive experience in capital markets, strategic finance, and building high-performing organizations makes him an ideal fit for Opus as we continue advancing our clinical pipeline and prepare for multiple regulatory milestones,” said George Magrath, MD, Chief Executive Officer, Opus Genetics. “His track record of leading biotech companies through high-growth phases will be invaluable as we continue to execute on our vision of delivering transformative therapies for patients with significant unmet needs.”

Mr. Gagnon joins Opus from Remix Therapeutics, where he served as Chief Financial Officer and led the company’s finance function, strategic financing process, fundraising efforts and IPO preparation. Previously, he served as Chief Financial Officer and Chief Business Officer at Verastem Oncology, where he oversaw finance, business development, and investor relations and led capital raising efforts. He has also held senior finance leadership roles at Harvard Bioscience, Clean Harbors, and Biogen, and began his career in audit and advisory services at Deloitte and PricewaterhouseCoopers.

“I’m excited to join Opus at such a pivotal stage, with late-stage clinical programs, a robust early pipeline, and strong momentum across gene therapy and small molecule platforms,” said Mr. Gagnon. “I look forward to partnering with George and the Opus team to drive potential long-term growth as we work to deliver innovative inherited retinal disease therapies to patients worldwide.”

Mr. Gagnon holds an MBA from the MIT Sloan School of Management, a BA in Accounting from Bentley College, and is a Certified Public Accountant in the Commonwealth of Massachusetts. Mr. Gagnon currently serves on the Board of Directors at Verastem Oncology, Harvard Bioscience, Purple Biotech and Bone Biologics.

About Opus Genetics

Opus Genetics is a clinical-stage biopharmaceutical company developing gene therapies for the treatment of inherited retinal diseases (IRDs) and small molecule therapies for other ophthalmic disorders. The Company’s pipeline features AAV-based gene therapies targeting inherited retinal diseases including Leber congenital amaurosis (LCA), bestrophinopathy, and retinitis pigmentosa. Its lead gene therapy candidates are OPGx-LCA5, which is in an ongoing Phase 1/2 trial for LCA5-related mutations, and OPGx-BEST1, a gene therapy targeting BEST1-related retinal degeneration. Opus is also advancing Phentolamine Ophthalmic Solution 0.75%, a partnered therapy currently approved in one indication and being studied in two Phase 3 programs for presbyopia and reduced low light vision and nighttime visual disturbances. The Company is based in Research Triangle Park, NC. For more information, visit www.opusgtx.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, expectations regarding us, our business prospects and our results of operations and are subject to certain risks and uncertainties posed by many factors and events that could cause our actual business, prospects and results of operations to differ materially from those anticipated by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those described under the heading “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025, and our other filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. These forward-looking statements are based upon our current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “aim,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. We undertake no obligation to revise any forward-looking statements in order to reflect events or circumstances that might subsequently arise.

Contacts:

Investors

Jenny Kobin

Remy Bernarda

IR Advisory Solutions

ir@opusgtx.com

Media

Kimberly Ha

KKH Advisors

917-291-5744

kimberly.ha@kkhadvisors.com

Source: Opus Genetics